UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 25, 2011

SERVIDYNE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	0-10146	58-0522129

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1945 The Exchange Suite 300 Atlanta, Georgia	30339-2029

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 953-0304
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
In March 2011, Servidyne, Inc., a Georgia Corporation (the “Company”), recorded a full valuation allowance for its state deferred tax assets in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Accounting for Income Taxes, related to the recoverability of the deferred tax assets. During the third quarter of fiscal 2011, the Company moved from a consolidated net deferred tax liability position into a consolidated net deferred tax asset position, which highlighted a potential recoverability issue related to its deferred tax assets. Accordingly, the Company performed an analysis of recoverability by weighing all positive evidence of recovery against all negative evidence of recovery. Because the Company was in a three-year cumulative book loss position, it was determined that the future earnings projections of the Company over the relatively long net operating loss carryforward period did not represent objectively verifiable positive evidence of recovery, and that the recent historical results were objectively verifiable negative evidence.
The Company determined that it had no exposure to non-recoverability at the federal jurisdiction level due to adequate future taxable income offsetting federal net operating losses through the form of deferred tax liabilities. The exposure to non-recoverability was determined to exist at the state jurisdiction level. As a result of this analysis, the Company recorded a full valuation allowance in the amount of $857,000 on its state deferred tax assets during the quarter ended January 31, 2011, as filed in the Company’s Form 10-Q for the period.
Upon further analysis during April 2011, the Company determined that it had actually entered into the three-year cumulative book loss position in the fourth quarter of fiscal year 2009. As a result of this error, the Company reperformed its recoverability test as of April 30, 2009, noting that there should have been a full valuation allowance on state deferred tax assets beginning at that date.
As a result of the foregoing, on April 25, 2011, after a meeting of the Audit Committee of the Board of Directors during which the Committee discussed these matters with management and the Company’s independent registered public accounting firm, Deloitte & Touche LLP, management concluded that the financial statements and related report of the independent registered public accounting firm included in the Company’s Form 10-K for the year ended April 30, 2010, as well as the Company’s Quarterly Reports on Form 10-Q for the periods ended July 31, 2010, October 31, 2010, and January 31, 2011, should no longer be relied upon as a result of the error in the reported deferred tax asset valuation allowance. The Company intends to amend its Form 10-K for the fiscal year ended April 30, 2010, and its Forms 10-Q for the quarters ended July 31, 2010, October 31, 2010, and January 31, 2011, to include restated financial statements and related disclosures as promptly as practicable.
As the full valuation allowance was recorded in the Company’s 10-Q for the quarter ended January 31, 2011, the restatement will not require any additional allowance to be recorded, but will have the effect of allocating the valuation allowance across earlier periods beginning with April 2009, when the error began. More specifically, the anticipated impact of correcting the error on the financial statements in the Form 10-K for the year ended April 30, 2010, and the Forms 10-Q for the periods ended July 31, 2010, and October 31, 2010, is to reduce deferred tax benefits and increase the net loss and net loss per share in the previously reported statements of operations, and to reduce current deferred tax assets, increase long-term deferred tax liabilities, and decrease retained earnings in previously reported balance sheets. The impact on the financial statements in the Form 10-Q for the period ended January 31, 2011, is to increase the deferred tax benefit and reduce the net loss and net loss per share in the previously reported statement of operations, due to the valuation allowance being previously recorded in full in the period ended January 31, 2011, now being restated into previous periods. There is no impact on the previously reported balance sheet for the period ended January 31, 2011. Further, there is no net impact on previously reported cash flows for the periods being amended.
Attached hereto as Exhibit 99.1 and incorporated by reference herein is the Company’s press release dated April 27, 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)   Exhibits.
       99.1    Press release issued April 27, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVIDYNE, INC.
Dated: April 27, 2011	By:	/s/ Rick A. Paternostro
Rick A. Paternostro
Chief Financial Officer

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